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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-42062 of Wit SoundView Group, Inc. on Form S-4 of our report dated November 22, 1999, related to the consolidated financial statements of E*OFFERING Corp. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement.


    We also consent to the reference to us under the headings "Selected Historical Financial Data of E*OFFERING" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
August 3, 2000